Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 20, 2012 with respect to the combined statement of revenues and certain expenses of Harvest Junction North and Harvest Junction South for the year ended December 31, 2011, which appear in this Current Report on Form 8-K of Ramco-Gershenson Properties Trust.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Ramco-Gershenson Properties Trust and subsidiaries on Forms S-3 (File No. 333-99345, effective September 9, 2002, File No. 333-113948, effective March 26, 2004, File No. 333-156689, effective February 9, 2009 and File No. 333-174805, effective June 17, 2011) and on Forms S-8 (File No. 333-42509, effective December 17, 1997, File No. 333-66409, effective October 30, 1998,  File No. 333-121008, effective December 6, 2004, File No. 333-160168, effective July 14, 2009 and File No. 333-182514, effective July 3, 2012).

/s/ GRANT THORNTON LLP
Southfield, Michigan
August 20, 2012